FS Energy and Power Fund 8-K

Exhibit 10.4

CONTROL AGREEMENT

This Control Agreement (this “Agreement”), dated May 18, 2016, is by and among Bryn Mawr Funding LLC (the “Borrower”), each subsidiary of the Borrower that becomes a party hereto by executing a joinder to this Agreement (together with the Borrower, each a “Company” and, collectively, the “Companies”), Barclays Bank PLC, as collateral agent for the Lenders (as defined below) and certain other secured parties (in such capacity, including any successor in such capacity, the “Agent”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

WHEREAS, Borrower, certain affiliates of Borrower and the Custodian are parties to that certain Custodian Agreement, dated as of December 10, 2013 (as amended, restated, modified, or supplemented from time to time, the “Custodian Agreement”);

WHEREAS, pursuant to Section 19.14 of the Custodian Agreement, FS Energy and Power Fund, a Delaware statutory trust and direct parent of the Borrower, (i) has notified Custodian in writing of its desire for Custodian to perform services under the Custodian Agreement with respect to the Borrower, and Custodian has consented to treat the Borrower as a “Company” as defined in the Custodian Agreement, including to act as custodian for the Borrower’s securities and other assets; and (ii) may hereafter notify Custodian in writing from time to time of its desire for Custodian to perform services under the Custodian Agreement with respect to additional Companies, and upon such notice and the consent of the Custodian, the Custodian shall treat each such Company as a “Company” as defined in the Custodian Agreement, including to act as custodian for such Company’s securities and other assets;

WHEREAS, the Borrower has entered into the Senior Secured Revolving Credit Agreement dated as of the date hereof, among the Borrower, the lenders party thereto (the “Lenders”) and the Agent, as administrative agent for the Lenders (as amended, restated, supplemented, modified and otherwise in effect from time to time, the “Loan Agreement”), pursuant to which such Lenders have agreed, subject to the terms and conditions therein specified, to extend credit to the Borrower. In addition, each Company and the Agent, among others, has entered into a Guarantee, Pledge and Security Agreement dated as of the date hereof (the “Security Agreement”) pursuant to which each Company, among other things, has agreed to pledge and grant a security interest in all right, title and interest of such Company in, to and under certain of its property, including the Collateral Account (as defined below) and any cash, securities or other assets therein or otherwise held by the Custodian (collectively, the “Collateral”), in favor of the Agent for the benefit of the Agent, the Lenders, and certain other secured parties, as collateral security for the obligations of such Company under the Loan Agreement and certain other Secured Obligations (as such term is defined in the Security Agreement); and

WHEREAS, in connection with the Loan Agreement and the Security Agreement, each Company intends to grant control (as defined in the Uniform Commercial Code, as in effect from time to time in The State of New York (the “UCC”)) over the Collateral Account and possession of other Collateral to the Agent and the Agent, each Company and the Custodian are entering into this Agreement to perfect the security interest of the Agent in the Collateral Account and provide for the control of the Collateral Account and possession of other Collateral.

NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.

Establishment of Collateral Account. The Custodian has established and will maintain on its books and records each Company’s (i) custodial accounts set forth on Schedule 1 hereto, which accounts and the assets credited thereto are pledged in favor of the Agent (collectively, the “Securities Account”), and (ii) deposit accounts set forth on Schedule 1 hereto, which accounts and the assets credited thereto are pledged in favor of the Agent (collectively, the “Deposit Account” and together with the Securities Account, the “Collateral Account”). The Custodian will credit to the Collateral Account any assets delivered to it by any Company pursuant to the Custodian Agreement except that Loan Documents and Identified Securities (as each such term is defined below) delivered to the Custodian shall be held by the Custodian upon the terms of Section 5. The Custodian shall have no responsibility for determining the adequacy of any Collateral required hereunder or under the Loan Agreement, nor will it assume responsibility for any calculations related to any Collateral requirements under the Loan Agreement.

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2.

Account Control

2.1

Agent Security Interest. This Agreement is intended by each Company and the Agent to grant “control” of the Collateral Account and possession of other Collateral to the Agent for purposes of perfection of the Agent’s security interest in the Collateral Account and other Collateral pursuant to Article 8 and Article 9 of the UCC and the Custodian hereby acknowledges that it has been advised of each Company’s grant to Agent of a security interest in the Collateral and Collateral Account. Notwithstanding the foregoing, the Custodian makes no representation or warranty with respect to the creation, attachment, perfection, priority or enforceability of any security interest in the Collateral or Collateral Account.

2.2

Company Control. Unless and until the Custodian receives written notice from the Agent pursuant to Section 2.3(ii) below instructing the Custodian that the Agent is exercising its right to exclusive control over the Collateral Account, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) and the Custodian has a reasonable time to act thereon (which shall not exceed two (2) banking days from the date the Custodian receives such notice), or if all previous Notices of Exclusive Control have been revoked or rescinded in writing by the Agent: (i) each Company shall be entitled to exercise all rights with respect to, and to direct the Custodian with respect to, the Collateral Account, provided that no Company may terminate the Collateral Account without the prior written consent of the Agent, and (ii) the Custodian shall have no responsibility or liability to the Agent or any Lender for settling trades of financial assets and cash carried in the Collateral Account at the direction of and in accordance with the instructions of any Company given in accordance with the Custodian Agreement, or for complying with entitlement orders from any Company concerning the Collateral Account.

2.3

Control by Agent.

(i)

Each Company irrevocably authorizes and directs the Custodian, and the Custodian agrees, to comply with any entitlement order or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) received from the Agent with respect to the Collateral Account, without further consent of such Company.

(ii)

Upon receipt by the Custodian of a Notice of Exclusive Control and the Custodian having a reasonable time to act thereon, the Custodian shall thereafter follow only the instruction of the Agent with respect to the Collateral Account, and shall comply only with any entitlement order or instructions received from the Agent, without further consent of any Company, and shall be entitled to deal with the Agent as though the Agent were the sole and absolute owner of the Collateral Account. Without limiting the Custodian’s obligations under Section 2.3(i) and (ii), Agent agrees that it shall deliver a Notice of Exclusive Control prior to or simultaneously with any entitlement order or instruction. For the avoidance of doubt, from and after delivery of a Notice of Exclusive Control and the Custodian having a reasonable time to act thereon (which shall not exceed two (2) banking days from the date the Custodian receives such notice), no Company (whether directly or through its investment manager) shall have any right or ability to access or receive or withdraw or transfer financial assets from, or to give other instructions concerning the Collateral Account until such time as the Agent shall have notified the Custodian in writing of the withdrawal of the Notice of Exclusive Control and instructed the Custodian to resume honoring instructions which the Companies are entitled to give under the Custodian Agreement.

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(iii)

As between each Company and the Agent, the Agent agrees with each Company that it shall not issue a Notice of Exclusive Control or any entitlement order or instructions with respect to the Collateral Account pursuant to Section 2.3(i) or (ii) unless an Event of Default (as defined in the Security Agreement) shall have occurred and be continuing.

(iv)

The Custodian shall have no responsibility or liability to any Company for complying with a Notice of Exclusive Control or complying with entitlement orders or other instructions originated by the Agent concerning any Collateral or the Collateral Account. The Custodian shall have no duty to investigate or make any determination as to whether an event of default or other like event exists under the Loan Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not any Company may allege that no such event of default or other like event exists. Delivery of a Notice of Exclusive Control by the Agent to the Custodian shall be effective whether or not a copy of the same is delivered to any Company.

(v)

As between the Agent and the Custodian, notwithstanding any provision contained herein or in any other document or instrument to the contrary, the Custodian shall not be liable for any action taken or omitted to be taken at the instruction of the Agent, or any action taken or omitted to be taken under or in connection with this Agreement, except for the Custodian’s own bad faith, gross negligence or willful misconduct in carrying out such instructions.

3.

Distributions. The Custodian shall, without further action by Companies or Agent, credit to the Collateral Account all interest, dividends and other income received by the Custodian on the Collateral, unless and until the Custodian has received a Notice of Exclusive Control and has been directed otherwise by the Agent, in which event all such receipts shall be credited to such account as directed by the Agent.

4.

Duties and Services of Custodian.

(i)

Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102 of the UCC with respect to the Securities Account, and as a “bank” as defined in Section 9-102 of the UCC with respect to the Deposit Account. The parties hereto further agree that the securities intermediary’s jurisdiction, within the meaning of Section 8-110(e) of the UCC, and the bank’s jurisdiction, within the meaning of Section 9-304(b) of the UCC, is the State of New York and agree that none of them has or will enter into any agreement to the contrary except that the parties acknowledge that the Custodian Agreement is otherwise governed by Massachusetts law.

(ii)

The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral or the Collateral Account except as and to the extent expressly set forth in this Agreement and the Custodian Agreement, and no implied duties of any kind shall be read into this Agreement against the Custodian including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral and Collateral Account. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in the absence of bad faith, gross negligence or willful misconduct and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized.

(iii)

As between each Company and the Custodian, except for the rights of control and possession in favor of the Agent agreed to herein, nothing herein shall be deemed to modify, limit, restrict, amend or supersede the terms of the Custodian Agreement, and the Custodian shall be and remain entitled to all of the rights, indemnities, powers, and protections in its favor under the Custodian Agreement, which shall apply fully to the Custodian’s actions and omissions hereunder. If a provision of this Agreement in favor of the Agent conflicts with a provision of the Custodian Agreement, this Agreement shall control. Instructions under this Agreement from a Company’s authorized representative given in accordance with the terms of the Custodian Agreement shall also constitute Proper Instructions (as defined in the Custodian Agreement) under the Custodian Agreement.

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(iv)

The Agent agrees to provide to Custodian, in the form of Exhibit B attached hereto, the names and signatures of authorized parties who may give written notices, instructions or entitlement orders concerning the Collateral or the Collateral Account. Other means of notice or instruction may be used, provided that the Agent and Custodian agree to appropriate security procedures. As between the Custodian and Agent, the Agent shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian in accordance with any notice or any entitlement order or other instruction of Agent under this Agreement except to the extent of any loss or liability arising from the Custodian’s gross negligence or willful misconduct.

(v)

The parties hereto acknowledge that no “security entitlement” under the UCC shall exist with respect to (A) cash (which shall be credited to the Deposit Account), (B) any Loan Document (as defined below), or any Company’s interest in a direct or participation or subparticipation interest in or by assignment or novation of a loan or other extension of credit evidenced, governed or represented by the Loan Document, or (C) any other asset which is registered in the name of any Company, payable to the order of the Company or specially indorsed to such Company or any third party (each such other asset an “Identified Security”), except to the extent such Identified Security has been specially indorsed by such Company to the Custodian or in blank.

(vi)

For avoidance of doubt, the Agent hereby acknowledges that any Collateral issued outside the United States (“Foreign Security System Assets”) which may be held by the Custodian, a sub-custodian within the Custodian’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which the Custodian or the Sub-Custodian are participants may not permit the Companies to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Collateral Account). The parties hereby further acknowledge that the Custodian gives no assurance that a security entitlement is created under the UCC with respect to any Company’s assets held in Euroclear or Clearstream or their successors. Solely as between each Company and Agent, each Company hereby acknowledges that the foregoing shall not be deemed a waiver by the Agent of any of the obligations of the Obligors to Deliver such Collateral or any other obligations of the Obligors under the Loan Documents or the Debt Documents (as such terms are defined in the Security Agreement).

5.

Bailment of Loan Documents and Identified Securities; Loan Document Inspection Rights.

(i)

If any Company delivers or causes a third party to deliver to the Custodian an instrument, document, certificate or other agreement evidencing, governing or representing such Company’s ownership in or such Company’s interest in a direct or participation or subparticipation interest in or by assignment or novation of a loan or other extension of credit that is not a “security” as defined in Section 8-102 of the UCC (a “Loan Document”) or an Identified Security, the Custodian agrees to hold the Loan Document or Identified Security as bailee for the Agent (and not, for the avoidance of doubt, as “securities intermediary”).

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(ii)

Until the Custodian receives a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Agent, the Custodian shall comply with the instructions of the applicable Company in respect of any Loan Document or Identified Security. The Custodian agrees that following its receipt from the Agent of a Notice of Exclusive Control and the Custodian having a reasonable time to act thereon (which shall not exceed two (2) banking days from the date the Custodian receives such notice), the Custodian shall thereafter follow only the instruction of the Agent with respect to all Loan Documents and Identified Securities, without the further consent of any Company and shall be entitled to deal with the Agent as though the Agent were the sole and absolute owner of such Collateral. For the avoidance of doubt, from and after delivery of a Notice of Exclusive Control and the Custodian having a reasonable time to act thereon (which shall not exceed two (2) banking days from the date the Custodian receives such notice), no Company (whether directly or through its investment manager) shall have any right or ability to give any instructions concerning such Collateral until such time as the Agent shall have notified the Custodian in writing of the withdrawal of the Notice of Exclusive Control and instructed the Custodian to resume honoring instructions which the Companies are entitled to give under the Custodian Agreement.

(iii)

Upon the Agent’s reasonable request (which shall include reasonable advance written notice), copies of the Loan Documents and Identified Securities shall be subject to the Agent’s inspection. The Custodian reserves the right to impose reasonable restrictions on the number, frequency, timing and scope of any such inspection so as to prevent or minimize any potential impairment or disruption of its operations, distraction of its personnel or breaches of security or confidentiality. In addition, the Custodian shall be entitled to impose a commercially reasonable per person hourly charge for the cooperation and assistance of its personnel reasonably requested by the Agent in connection with any such inspection (the “Custodian Inspection Expenses”). Nothing contained in this section shall obligate the Custodian to provide access to or otherwise disclose any documents or information that the Custodian is obligated to maintain in confidence as a matter of law or regulation (and, to the extent that any such obligation is waivable by the Companies, each Company hereby waives such obligation to the extent necessary to permit the Agent to have reasonable access to such documents or information).

(iv)

The Custodian shall have no responsibilities or duties whatsoever with respect to a Loan Document or Identified Security, except for such responsibilities as are expressly set forth herein or the Custodian Agreement. The Custodian shall be entitled to all exculpations, indemnities and other benefits under this Agreement when acting as bailee for the Agent.

(v)

For the avoidance of doubt, as between each Company and the Agent, each Company agrees that the fees and expenses of representatives retained by the Agent in connection with any inspection requested by the Agent pursuant to Section 5(iii) (each, an “Agent Inspection”) will be covered by Section 5.06 of the Loan Agreement subject to the limitations set forth in such Section 5.06.

(vi)

Each Company agrees to bear the cost of the Custodian Inspection Expenses for (a) the first two Agent Inspections requested in each calendar year and (b) any Agent Inspection conducted while an Event of Default has occurred and is continuing. The Agent agrees to bear the cost of any Custodian Inspection Expenses that are not required to be borne by the Companies in accordance with the preceding sentence.

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6.

Force Majeure; Special Damages. The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall the Custodian be liable to any person or entity for consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages.

7.

Compliance with Legal Process and Judicial Orders. The Custodian shall have no responsibility or liability to the Companies or to the Agent or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment, decree or claim of lien relating to the Collateral or Collateral Account subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

8.

Custodian Representations.

8.1

The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodian Agreement) with any other person or entity relating to the Collateral or the Collateral Account under which it has agreed to comply with entitlement orders (as defined in Section 8-102 of the UCC) or other instructions of such other person or entity.

8.2

The Collateral Account will be maintained in the manner set forth in the Custodian Agreement subject to the provisions hereof until termination of this Agreement, and the Custodian will not change the name or account number of the Collateral Account without prior notice to the Agent.

8.3

The Custodian has no knowledge of any claim to or interest in the Collateral Account, other than the interests therein of the Custodian, the Agent and the Companies. If the Custodian is notified by any person or entity that such person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account, the Custodian will notify the Agent and the Companies promptly thereof.

9.

Access To Reports. Upon any pledge, release or substitution of Collateral in the Collateral Account, and upon any release of other Collateral otherwise in the possession of the Custodian, Custodian shall notify Agent within one business day of such change. The Custodian will provide to the Agent a copy of a statement of the Collateral Account and other Collateral in the possession of the Custodian within thirty (30) days of the end of the calendar month (or more frequently as the Agent may reasonably request); provided, however, that the Custodian’s failure to forward a copy of such statement to the Agent shall not give rise to any liability hereunder. Upon the Agent’s request, each Company hereby authorizes the Custodian to, and based on such authorization the Custodian hereby agrees to use commercially reasonable efforts to, provide to the Agent such other information concerning the Collateral Account and/or the Collateral as the Agent may reasonably request, provided that nothing contained herein shall obligate the Custodian to provide the Agent such information if it is not obligated to provide such information to the Companies under the Custodian Agreement, and provided, further, that the Custodian’s failure to forward such information to the Agent shall not give rise to any liability hereunder

10.

Fees and Expenses, Etc. of Custodian.

10.1

Reimbursement For Costs; Indemnity. In addition to the terms of the Custodian Agreement, each Company hereby agrees (a) to pay and reimburse the Custodian for any advances, costs, expenses (including, without limitation, reasonable attorney’s fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement and (b) to indemnify and hold the Custodian harmless from and against any other loss, cost or expense sustained or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement.

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10.2

Liens. Any fees, expenses or other amounts that may be owing to the Custodian from time to time pursuant to the terms hereof or of the Custodian Agreement shall be secured by any lien, encumbrance and other rights that the Custodian may have under the Custodian Agreement or applicable law; and (subject to Section 10.4) the Custodian shall be entitled to exercise such rights and interests against the Collateral and Collateral Account in accordance with the terms of the Custodian Agreement.

10.3

Advances. It is hereby expressly acknowledged and agreed by the parties that the Custodian (including its affiliates, subsidiaries and agents) shall not be obligated to advance cash or investments to, for or on behalf of the Companies in the Collateral Account; provided, however, that if the Custodian does advance cash or investments to the Collateral Account for any purpose (including but not limited to securities settlements, foreign exchange contracts, assumed settlement or account overdraft) for the benefit of any Company, any property at any time held pursuant to this Agreement and the Custodian Agreement shall be security therefor and, should such Company fail to repay the Custodian promptly, the Custodian shall (subject to Section 10.4) be entitled to utilize available cash and to dispose of Collateral to the extent necessary to obtain reimbursement.

10.4

Subordination. The Custodian subordinates any security interest or right of recoupment or setoff that it may have in or against the Collateral or the Collateral Account to the security interest in favor of the Agent. However, the subordination will not apply to the extent that the Custodian’s security interest or right of recoupment or setoff secures or may reduce obligations of any Company to pay, reimburse or indemnify the Custodian for (i) the Custodian’s losses, fees, costs, or expenses incurred under Section 10.1 of this Agreement or Section 14 or 15 of the Custodian Agreement as in effect on the date of this Agreement solely to the extent such losses, fees, costs or expenses relate to the Collateral Account or the Collateral (other than any advances or investments except to the extent provided in clause (iv) of this Section 10.4), (ii) returned or charged-back items, (iii) reversals or cancellations of payment orders and other electronic fund transfers, or (iv) payments owed to the Custodian for advances or investments made by the Custodian for the purposes of clearing and settling purchases and sales of securities or other financial assets credited to the Securities Account, provided that the Custodian’s rights with respect to this clause (iv) arising from any security or financial asset shall be limited to such security or financial asset.

11.

Notices. Any notice, instruction or other instrument required to be given hereunder, or any requests and demands to or upon the respective parties hereto shall be in writing and may be sent by hand, or by facsimile transmission, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

(a)	If to the Custodian,
	then:	State Street Bank and Trust Company
John Hancock Tower
200 Clarendon Street
Boston, Massachusetts 02116
Attention: Paul Woods,
Senior Vice President
Telephone: (617) 662-9289
Telecopy: (617)

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(b)	If to the Agent,
	then:	Barclays Bank PLC
1301 Sixth Avenue
New York, NY 10019
Attention: Anand Vignesh
Telephone Number:
Fax Number: (972) 535-5728
Email: wipronyagency@barclays.com

(c)	If to any Company,	Bryn Mawr Funding LLC
	then:	c/o FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Gerald F. Stahlecker
Telephone: (215) 495-1169
Telecopy: (215) 222-4649

12.

Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto; provided, however, that Schedule 1 hereto may be amended from time to time to reflect the accounts of the Companies by (a) the Custodian and / or the Borrower providing (i) notice thereof and (ii) a copy of such amended Schedule 1 to each other party hereto, and (b) each other party hereto providing acknowledgement thereof. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

13.

Joinder. Each subsidiary of the Borrower that becomes a party hereto shall execute a joinder to this Agreement in the form attached hereto as Exhibit C.

14.

Termination. This Agreement shall continue in effect until the Agent has notified the Custodian in writing that this Agreement is to be terminated. Upon receipt of such notice, the Agent shall have no further right to originate instructions with respect to the Collateral or Collateral Account. This Agreement may not be terminated by any Company without the prior written consent of the Agent (which consent shall be given pursuant to Section 9.11 of the Security Agreement). This Agreement may be terminated by the Custodian, and shall terminate in the event of termination of the Custodian Agreement, in each case following not less than thirty (30) days’ prior written notice to each of the other parties hereto. Upon termination of this Agreement by any party, any Collateral that has not been released by the Agent at or prior to the time of termination shall be transferred to a successor custodian or bank designated by the applicable Company and reasonably acceptable to the Agent (or, from and after receipt by the Custodian of a Notice of Exclusive Control, designated by the Agent). In the event no successor is agreed upon, the Custodian shall be entitled to petition a court of competent jurisdiction to appoint a successor custodian and shall be indemnified by each Company for any costs and expenses (including, without limitation, attorney’s fees) relating thereto.

15.

Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.

16.

Successors; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided that this agreement shall be binding on any successor Agent under the Security Agreement so long as such successor Agent agrees in writing to be bound as “Agent” in accordance with the terms hereof.

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17.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

18.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

19.

Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

20.

Confidentiality. Each of the Custodian, each Company and the Agent agrees that it shall use commercially reasonable efforts to maintain, and to cause its agents, attorneys and accountants to maintain, the confidentiality of the specific terms of this Agreement, and to not discuss or disclose, nor authorize such agents, attorneys or accountants to discuss or disclose, such terms, directly or indirectly, to any person, other than: (1) to such agents, attorneys or accountants, subject to the terms hereof; (2) as may be legally required by applicable law or regulation or by any subpoena or similar legal process, or as may be requested by a regulator having jurisdiction over such party; (3) in connection with litigation to which such party is a party; (4) to the extent such terms become publicly available other than as a result of a breach of this Agreement; or (5) in the case of the Agent any other person to whom the Agent is permitted to disclose confidential information of any Company in accordance with Section 9.12 of the Security Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement under their respective seals as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ George Sullivan
Name: Title:	George Sullivan Executive Vice President

BARCLAYS BANK PLC, as Collateral Agent

By:	/s/ Luke Syme
Name: Title:	Luke Syme Assistant Vice President

BRYN MAWR FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Title:	Gerald F. Stahlecker Executive Vice President